Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Bioceres Crop Solutions Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Ordinary shares, par value US$0.0001 per share (2)	457(c)	8,075,747 (1) (2)	$6.470 (3)	$52,250,083.00 (4)	0.00015310	$7,999.49

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities
	Total Offering Amounts					$52,250,083.00		$7,999.49
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$7,999.49

Table 3: Combined Prospectuses

Security Type	Security Class Title (4)	Amount of Securities Previously Registered (2)(5)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Ordinary shares par value US$0.0001 per share (6)	24,319,443 (10)	$130,352,215.00	F-1	333-231883	7/15/2019

Equity	Ordinary shares par value US$0.0001 per share (7)	1,432,571	$6,661,455.15	F-3	333-237496	4/16/2020

Equity	Ordinary shares par value US$0.0001 per share (8)	8,171.33	$68,244,065.40	F-3	333-268144	11/16/2022
Equity	Ordinary shares par value US$0.0001 per share (9)	6,179,165	$74,149,980.00	F-3	333-272280	6/7/2023

(1)	Consists of up to 8,075,747 Ordinary Shares that may be sold from time to time pursuant to this registration statement by the Selling Shareholders. In addition, pursuant to Rule 416 under the Securities, Act, the Ordinary Shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the Ordinary Shares being registered hereunder as a result of share dividends, share splits or similar transactions.
(2)	Includes such indeterminate amount of ordinary shares as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a share dividend, share split or similar transaction with respect to securities that provide for such issuance, exercise, conversion, exchange, adjustment, share split or similar transaction.

(3)	The proposed maximum offering price per Ordinary Share is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices for the Ordinary Shares on the Nasdaq Global Select Market on January 2, 2025.
(4)	No registration fee is payable in connection with 4,785,637, which includes (i) up to 8,434 Ordinary Shares that remain unsold from the 119,443 Ordinary Shares previously registered under the F-1 Registration Statement, (ii) up to 21,519 Ordinary Shares that remain unsold from the 1,432,571 Ordinary Shares previously registered under the March 2020 F-3 Registration Statement, (iii) up to 4,755,684 Ordinary Shares that remain unsold from the 4,755,684 Ordinary Shares previously registered under the November 2022 F-3 Registration Statement, all of which are registered hereby for offer and resale by the selling shareholders named in the prior registration statements, this registration statement and to be named in a prospectus supplement, to enable an aggregate of 4,785,637 ordinary shares to be offered pursuant to the combined prospectus, because such ordinary shares are being transferred from the Prior Registration Statements pursuant to Rule 429 under the Securities Act.
(5)	Represents an aggregate of 4,785,637 Ordinary Shares that remain unsold which were previously registered under the Prior Registration Statements and remain unsold are included in this registration statement.
(6)	Represents an aggregate of 8,434 Ordinary Shares that remain unsold from the 119,443 Ordinary Shares previously registered pursuant to our registration on Form F-1 (File No. 333-231883), which we filed with the SEC on May 31, 2019, and was declared effective by the SEC on July 15, 2019 (the “F-1 Registration Statement”), for which we paid a registration fee of $15,799.00.
(7)	Represents an aggregate of 21,519 Ordinary Shares that remain unsold from the 1,432,571 Ordinary Shares previously registered pursuant to our registration on Form F-3 (File No. 333-237496), which we filed with the SEC on March 31, 2020, and was declared effective by the SEC on April 16, 2020 (the “March 2020 F-3 Registration Statement”), for which we paid a registration fee of $864.55
(8)	Represents an aggregate of 4,755,684 Ordinary Shares that remain unsold from the 4,755,684 Ordinary Shares previously registered pursuant to our registration on Form F-3 (File No. 333-268144), which we filed with the SEC on November 3, 2022, and was declared effective by the SEC on November 16, 2022 (the “November 2022 F-3 Registration Statement”, together with the F-1 Registration Statement and the March 2020 F-3 Registration Statement, the “Prior Registration Statements”), for which we paid a registration fee of $7,520.50. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute post-effective amendments to the Prior Registration Statements, which post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act.
(9)	Represents an aggregate of 2,132,566 Ordinary Shares that remain unsold from the 6,179,165 Ordinary Shares previously registered pursuant to our registration on Form F-3 (File No. 333-272280), which we filed with the SEC on May 30, 2023, and was declared effective by the SEC on June 7, 2023 (the “May 2023 F-3 Registration Statement”), for which we paid a registration fee of $8,171.33.
(10)	Includes 24,319,443 Ordinary Shares, par value $0.0001 per share, to be offered for resale by holders of warrants assuming exercise of such warrants.